UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 15, 2007

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1556195

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514

(Address of Principal Executive Offices)	(Zip Code)

(716) 625-7500
(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events

On May 15, 2007, First Niagara Financial Group, Inc. (the “Company”), the holding company for First Niagara Bank (the “Bank”), issued a press release announcing the results of its 2007 Annual Meeting of stockholders, which included the election of Thomas E. Baker and George M. Philip to the Board of Directors of the Company (the “Board”). Mr. Baker will assume the role of financial expert on the Company’s Audit Committee following the scheduled retirement of Robert G. Weber on September 30, 2007, while Mr. Philip fills the seat previously held by John J. Bisgrove, Jr., who retired from First Niagara’s Board effective as of the Annual Meeting.

In addition, the Board elected G. Thomas Bowers as Chairman-elect of both the Company and the Bank following the retirement of Mr. Weber, the current Chairman of the Board of Directors of the Company and Bank.

A copy of the press release is filed as exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: May 21, 2007	By:	/s/ Michael W. Harrington

Michael W. Harrington
Chief Financial Officer
(Duly authorized representative)